Exhibit 99.1

QuinStreet Reports Second Quarter Fiscal 2023 Results

•	Revenue and adjusted EBITDA exceeded outlook in FYQ2
•	Continued strong performance in Home Services & Credit-driven verticals
•	Insurance revenue up sharply in January, as predicted
•	Solidly adjusted EBITDA positive, strong balance sheet, no bank debt
•	Expect accelerating revenue growth and expanding margins

FOSTER CITY, CA – February 8, 2023 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal second quarter ended December 31, 2022.

For the fiscal second quarter, the Company reported revenue of $134 million.

GAAP net loss for the fiscal second quarter was $8.0 million, or ($0.15) per diluted share. Adjusted net loss was $855,000, or ($0.02) per diluted share.

Adjusted EBITDA for the fiscal second quarter was $1.0 million.

For the fiscal second quarter of 2023, the Company closed the quarter with $79.1 million in cash and equivalents and no bank debt.

“The sharp ‘re-ramp’ of Auto Insurance client spending began in January, as predicted,” commented Doug Valenti, CEO of QuinStreet. “Consumer shopping traffic for auto insurance is also up. QuinStreet revenue and margins are expected to inflect as the renewed strength in Insurance combines with continued momentum in our Home Services and Credit-driven client verticals. We expect record total Company revenue in the current, March quarter, and a significant jump in adjusted EBITDA. We expect record revenue again and a further jump in adjusted EBITDA in the June quarter, defying typical seasonality.

“Looking back at the December quarter, our FYQ2, results were good. Our business model once again demonstrated its resilience. We grew revenue year-over-year and generated positive adjusted EBITDA in our softest seasonal quarter, and despite facing the bottom of the Auto Insurance market and a shifting macroeconomic environment. We also continued our disciplined investment in long-term growth and capabilities during the quarter, as promised. Our commitment to continue to invest in long-term initiatives through the transitory challenges in the Insurance market is paying off. Revenue and margins are rebounding quickly. We expect them to continue to ramp and that our long-term prospects have never been better.

"Turning to our outlook, we expect revenue in fiscal Q3 to be between $160 and $170 million, a Company record. We expect adjusted EBITDA in fiscal Q3 to be between $7 and $8 million, reflecting the immediate but still early impact of returning insurance-driven top line leverage. For the full fiscal year, we expect revenue to be between $610 and $630 million, and full fiscal year adjusted EBITDA to be between $25 and $30 million.

“Our financial position remains excellent. We have a strong balance sheet with almost $80 million of cash and no bank debt, and we are entering what we believe will be an extended period of ramping revenues, expanding margins, and strong cash flows,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 877-423-9813 (domestic) or +1 201-689-8573 (international).  A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #13735822. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) less (benefit from) provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance, Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2022, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

ir@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$79,104	$96,439
Accounts receivable, net	71,412	81,429
Prepaid expenses and other assets	5,214	4,924
Total current assets	155,730	182,792
Property and equipment, net	13,069	9,311
Operating lease right-of-use assets	4,989	6,801
Goodwill	121,141	121,141
Other intangible assets, net	44,170	49,696
Deferred tax assets, noncurrent	46,543	44,220
Other assets, noncurrent	6,251	5,948
Total assets	$391,893	$419,909
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,840	$42,410
Accrued liabilities	46,846	54,459
Deferred revenue	10	341
Other liabilities	11,478	12,369
Total current liabilities	96,174	109,579
Operating lease liabilities, noncurrent	1,741	3,858
Other liabilities, noncurrent	14,182	20,472
Total liabilities	112,097	133,909
Stockholders' equity:
Common stock	54	53
Additional paid-in capital	322,720	316,422
Accumulated other comprehensive loss	(268)	(261)
Accumulated deficit	(42,710)	(30,214)
Total stockholders' equity	279,796	286,000
Total liabilities and stockholders' equity	$391,893	$419,909

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net revenue	$134,048	$125,331	$277,641	$284,939
Cost of revenue (1)	125,510	115,554	256,755	257,059
Gross profit	8,538	9,777	20,886	27,880
Operating expenses: (1)
Product development	7,174	4,861	14,000	9,486
Sales and marketing	3,166	2,834	6,266	5,740
General and administrative	7,370	9,635	14,689	16,269
Operating loss	(9,172)	(7,553)	(14,069)	(3,615)
Interest income	12	—	19	—
Interest expense	(213)	(267)	(439)	(540)
Other (expense) income, net	(9)	2	(32)	6
Loss before income taxes	(9,382)	(7,818)	(14,521)	(4,149)
Benefit from income taxes	1,403	2,190	2,025	1,614
Net loss	$(7,979)	$(5,628)	$(12,496)	$(2,535)

Net loss per share:
Basic	$(0.15)	$(0.10)	$(0.23)	$(0.05)
Diluted	$(0.15)	$(0.10)	$(0.23)	$(0.05)

Weighted-average shares used in computing net loss per share:
Basic	53,709	54,384	53,529	54,189
Diluted	53,709	54,384	53,529	54,189

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,113	$2,267	$4,232	$4,088
Product development	765	688	1,530	1,294
Sales and marketing	658	727	1,310	1,459
General and administrative	1,941	1,891	3,675	3,638

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities
Net loss	$(7,979)	$(5,628)	$(12,496)	$(2,535)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,670	4,213	9,032	8,413
Provision for sales returns and doubtful accounts receivable	608	210	729	410
Stock-based compensation	5,477	5,573	10,747	10,479
Change in the fair value of contingent consideration	(280)	2,698	(542)	2,698
Non-cash lease expense	—	(250)	—	(480)
Deferred income taxes	(1,478)	(2,170)	(2,279)	(1,615)
Other adjustments, net	9	148	(138)	233
Changes in assets and liabilities:
Accounts receivable	3,467	24,037	9,288	23,344
Prepaid expenses and other assets	(162)	1,718	(588)	1,158
Accounts payable	(2,808)	(10,072)	(4,675)	(6,911)
Accrued liabilities	(3,951)	(6,545)	(5,547)	(15,510)
Deferred revenue	(38)	2	(331)	3
Net cash (used in) provided by operating activities	(2,465)	13,934	3,200	19,687
Cash Flows from Investing Activities
Capital expenditures	(1,078)	(311)	(1,553)	(720)
Internal software development costs	(2,904)	(1,294)	(5,465)	(2,259)
Business acquisitions, net of cash acquired	—	(1,000)	—	(1,000)
Other investing activities	(120)	—	(120)	—
Net cash used in investing activities	(4,102)	(2,605)	(7,138)	(3,979)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	238	651	1,797	1,044
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,210)	(1,653)	(3,226)	(5,501)
Post-closing payments and contingent consideration related to acquisitions	(1,730)	(1,211)	(7,224)	(6,520)
Repurchase of common stock	—	—	(4,731)	—
Net cash used in financing activities	(2,702)	(2,213)	(13,384)	(10,977)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(9)	(13)	(14)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,278)	9,107	(17,335)	4,717
Cash, cash equivalents and restricted cash at beginning of period	88,396	105,943	96,453	110,333
Cash, cash equivalents and restricted cash at end of period	$79,118	$115,050	$79,118	$115,050
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$79,104	$115,035	$79,104	$115,035
Restricted cash included in other assets, noncurrent	14	15	14	15
Total cash, cash equivalents and restricted cash	$79,118	$115,050	$79,118	$115,050

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$(7,979)	$(5,628)	$(12,496)	$(2,535)
Amortization of intangible assets	2,824	2,937	5,646	5,953
Stock-based compensation	5,477	5,573	10,747	10,479
Acquisition and divestiture costs	—	104	32	465
Contingent consideration adjustment	—	2,698	—	2,698
Tax settlement expense	39	516	39	516
Restructuring costs	32	67	81	100
Tax impact of non-GAAP items	(1,248)	(3,038)	(2,415)	(5,039)
Adjusted net (loss) income	$(855)	$3,229	$1,634	$12,637
Adjusted diluted net (loss) income per share	$(0.02)	$0.06	$0.03	$0.23
Weighted average shares used in computing adjusted diluted net (loss) income per share	53,709	55,675	54,591	55,732

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$(7,979)	$(5,628)	$(12,496)	$(2,535)
Interest and other expense, net	210	265	452	534
Benefit from income taxes	(1,403)	(2,190)	(2,025)	(1,614)
Depreciation and amortization	4,670	4,213	9,032	8,413
Stock-based compensation	5,477	5,573	10,747	10,479
Acquisition and divestiture costs	—	104	32	465
Contingent consideration adjustment	—	2,698	—	2,698
Tax settlement expense	39	516	39	516
Restructuring costs	32	67	81	100
Adjusted EBITDA	$1,046	$5,618	$5,862	$19,056

QUINSTREET, INC.

RECONCILIATION OF CASH (USED IN) PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(2,465)	$13,934	$3,200	$19,687
Capital expenditures	(1,078)	(311)	(1,553)	(720)
Internal software development costs	(2,904)	(1,294)	(5,465)	(2,259)
Free cash flow	(6,447)	12,329	(3,818)	16,708
Changes in operating assets and liabilities	3,492	(9,139)	1,852	(2,084)
Normalized free cash flow	$(2,955)	$3,190	$(1,966)	$14,624

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net revenue:
Financial Services	$89,310	$90,158	$184,300	$208,070
Home Services	42,975	33,820	89,708	73,806
Other Revenue	1,763	1,353	3,633	3,063
Total net revenue	$134,048	$125,331	$277,641	$284,939